    As filed with the Securities and Exchange Commission on March 12, 2002
                                                  Registration No. 333-_________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                _______________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                _______________

                          LOCKHEED MARTIN CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

                                _______________

                                   Maryland
                        (State or Other Jurisdiction of
                        Incorporation or Organization)

                               _______________

                                  52-1893632
                     (I.R.S. Employer Identification No.)



                             6801 Rockledge Drive
                           Bethesda, Maryland 20817
                   (Address of Principal Executive Offices)
                                _______________

                Lockheed Martin Omnibus Performance Award Plan
                           (Full Title of the Plan)

                           David A. Dedman, Esquire
                           Assistant General Counsel
                          Lockheed Martin Corporation
                             6801 Rockledge Drive
                           Bethesda, Maryland 20817
                    (Name and Address of Agent For Service)

                                (301) 897-6000
         (Telephone Number, Including Area Code, of Agent For Service)
                                _______________

                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------
                                                            Proposed Maximum     Proposed Maximum     Amount Of
  Title Of Securities To                Amount To Be         Offering Price         Aggregate        Registration
      Be Registered                      Registered             Per Share         Offering Price         Fee
------------------------------------------------------------------------------------------------------------------
Common Stock, par value
  $1.00 per share                        16,000,000             $55.55(1)         $880,800,000        $81,769.60
------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 based on the average of the high and low sales prices per share of the Common Stock on March 5, 2002.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


     The documents containing the information specified in Part I of Form S-8 will be sent or given to employees eligible to participate in the Plan as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). In accordance with the instructions of Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference pursuant to
Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   Incorporation Of Documents By Reference.

          The following documents filed with the Commission are incorporated herein by reference:

     . the Registrant's Annual Report on Form 10-K for the year ended December 31, 2001; and

     . the description of Registrant's common stock, $1.00 par value per share, contained in Registrant's Registration Statement on Form 8-B, filed with the Commission pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act")(as amended on Form 8-B/A filed on March 9, 1995), and any amendment or report filed for the purpose of updating such description.

          In addition, any and all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the date of this Registration Statement and prior to the withdrawal (if any) of the Registration Statement shall, to the extent required by law, be deemed to be incorporated by reference into this Registration Statement and to be a part hereof.


Item 4.   Description of Securities.

          Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     The Opinion of Counsel as to the legality of the securities being registered (constituting Exhibit 5) has been rendered by counsel who is a full-time employee of the Registrant and who, as such, is eligible to participate in the Plan.

Item 6.  Indemnification of Directors and Officers.

     The Maryland General Corporation Law authorizes Maryland corporations to limit the liability of directors and officers to the corporation or its stockholders for money damages, except (a) to the extent that it is proved that the person actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received, (b) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding that the person's action or failure to act was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding or (c) in respect of certain other actions not applicable to the Registrant. Under the Maryland General Corporation Law, unless limited by charter, indemnification is mandatory if a director or an officer has been successful on the merits or otherwise in the defense of any proceeding by reason of his or her service as a director unless such indemnification is not otherwise permitted as described in the following sentence. Indemnification is permissive unless it is established that (a) the act or omission of the director was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, (b) the director actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director had reasonable cause to believe his or her act or omission was unlawful. In addition to the foregoing, a court of appropriate jurisdiction may, under certain circumstances, order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director or officer has met the standards of conduct set forth in the preceding sentence or has been adjudged liable on the basis that a personal benefit was improperly received in a proceeding charging improper personal benefit to the director or officer. If the proceeding was an action by or in the right of the corporation or involved a determination that the director or officer received an improper personal benefit, however, no indemnification may be made if the individual is adjudged liable to the corporation, except to the extent of expenses approved by a court of competent jurisdiction.

     Article XI of the Charter of the Registrant limits the liability of directors and officers to the fullest extent permitted by the Maryland General Corporation Law. Article XI of the Charter of the Registrant also authorizes the Registrant to adopt bylaws or resolutions to provide for the indemnification of directors and officers. Article VI of the Bylaws of the Registrant provides for the indemnification of the Registrant's directors and officers to the fullest extent permitted by the Maryland General Corporation Law. In addition, the Registrant's directors and officers are covered by certain insurance policies maintained by the Registrant.

Item 7.  Exemption from Registration Claimed.

     Not Applicable.

Item 8.  Exhibits.

     Exhibit
     Number                     Exhibit Description
     ------                     -------------------

     5        Opinion of David A. Dedman, Esquire
     23.1     Consent of Ernst & Young LLP
     23.2     Consent of David A. Dedman, Esquire (contained in Exhibit 5 hereof)
     24       Powers of Attorney

Item 9.  Undertakings.

(a)  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs
                 (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to
                 Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from the registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this the 12th day of March, 2001.

                              LOCKHEED MARTIN CORPORATION

                              By: /s/ David A. Dedman
                                  -------------------------------------------
                                 By:  David A. Dedman
                                 Assistant General Counsel

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the date indicated.

             Signature                                Title                           Date
             ---------                                -----                           ----

/s/ Vance D. Coffman*                 Chairman and Chief Executive Officer        March 12, 2002
------------------------------        and Director (Principal Executive
Vance D. Coffman                      Officer)


/s/ Christopher E. Kubasik*           Senior President and Chief                  March 12, 2002
------------------------------        Financial Officer
Christopher E. Kubasik                (Principal Financial Officer)


/s/ Rajeev Bhalla*                    Vice President and Controller               March 12, 2002
------------------------------        (Principal Accounting Officer)
Rajeev Bhalla

     This Registration Statement also has been signed on the date indicated by the following directors, who constitute a majority of the Board of Directors:

    Marcus C. Bennett*                Frank Savage*
    Vance D. Coffman*                 Robert J. Stevens*
    Caleb B. Hurtt*                   James R. Ukropina*
    Douglas H. McCorkindale*          Douglas C. Yearley*
    Eugene F. Murphy


By: /s/ David A. Dedman
    ------------------------
*David A. Dedman                      March 12, 2002
(Attorney-in-fact**)


** By authority of Powers of Attorney filed with this Registration Statement on Form S-8.

                                 EXHIBIT INDEX

Exhibit
Number                       Exhibit Description
------                       -------------------

5         Opinion of David A. Dedman, Esquire

23.1      Consent of Ernst & Young LLP

23.2      Consent of David A. Dedman, Esquire  (contained in Exhibit 5 hereof)

24        Powers of Attorney